SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

CYBER APPS WORLD INC.

(Name of Registrant As Specified In Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CYBER APPS WORLD INC.

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

Telephone: 702-805-0632

Email: info@cyberappsworld.com

June 29, 2021

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.00075 per share (the “Common Stock”), of Cyber Apps World Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

1.	On June 3, 2021, the Company received written consents in lieu of a meeting of Stockholders from holders of 128,240,000 shares of common stock representing approximately 54.8% of the 233,910,970 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") authorizing the Company to increase the number of authorized shares of common stock from 1,000,000,000 shares of common stock, par value $.00075 per share, to 5,000,000,000 shares of common stock, par value $.00075 per share (the “Authorized Share Increase”). The Company currently has no commitments for the issuance of any shares of common stock or preferred stock, other than as provided for in existing agreements and instruments to which it is a party. There will be no change to the number of authorized shares of preferred stock.

2.	On June 3, 2021, the Board of Directors of the Company approved the Authorized Share Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on June 3, 2021, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, June 3, 2021, the Company had 233,910,970 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On June 3, 2021, the holders of 128,240,000 shares (or approximately 54.8% of the 233,910,970 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on June 3, 2021, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class (1)
Kateryna Malenko (Director)	82,240,000	35.16%
Real-Time Save Online Inc.	46,000,000	19.67%
Mohammed Irfan Rafimiya Kazi (President)	0	0.00%
All officers and directors		45.82%

(1)	Applicable percentage of ownership is based on 233,910,970 shares of common stock outstanding as of June 3, 2021.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of a control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY’S COMMON STOCK AND AMEND ITS ARTICLES OF INCORPORATION ACCORDINGLY

On June 3, 2021, the Majority Stockholders took action by written consent to increase the number of authorized shares of common stock from 1,000,000,000 shares of common stock, par value $.00075 per share, to 5,000,000,000 shares of common stock, par value $.00075 per share. Our Board of Directors has authorized the increase in authorized capital in order to allow it to comply with terms of various convertible notes with at arm’s length creditors of the Company that have the right to convert their outstanding debt into the Company’s shares of common stock at a discount to the current trading price of the Company’s shares.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of Nevada promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our Majority Stockholders, the amended Articles will become effective upon the filing with the Secretary of State of Nevada.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the forward stock split described herein pursuant to and in accordance with Rule 14c-2 of the Exchange Act.

By Order of the Board of Directors

/s/ Mohammed Irfan Rafimiya Kazi

Mohammed Irfan Rafimiya Kazi

President & CEO